UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2009 (December 16, 2009)

The NASDAQ OMX Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-32651	52-1165937
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Liberty Plaza, New York, New York		10006
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: +1 212 401 8700

No change since last report

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06.	Material Impairments.

On December 16, 2009, the board of directors of The NASDAQ OMX Group, Inc. (“NASDAQ OMX”) approved NASDAQ OMX’s participation in the realignment of the ownership structure of NASDAQ Dubai Limited (“NASDAQ Dubai”). Subsequently, on December 22, 2009, NASDAQ OMX entered into an agreement with Borse Dubai Limited (“Borse Dubai”), Dubai Financial Market PJSC (“DFM”) and NASDAQ Dubai to implement the ownership realignment. As part of this realignment, NASDAQ Dubai, an entity in which NASDAQ OMX currently holds a 33 1/3% equity stake, will become a wholly-owned subsidiary of DFM, a publicly traded company controlled by Borse Dubai. In return for its interest in NASDAQ Dubai, NASDAQ OMX will receive a 1% equity interest in DFM. NASDAQ OMX also will no longer be obligated to provide up to $25 million in additional capital to NASDAQ Dubai. NASDAQ OMX’s existing technology and trademark licensing arrangements with Borse Dubai and NASDAQ Dubai will remain unchanged.

NASDAQ OMX originally acquired its equity interest in NASDAQ Dubai in February 2008 for $50 million in cash and the entry into certain technology and trademark licensing agreements. At that time, NASDAQ OMX valued its total NASDAQ Dubai investment at $128 million. It has a current carrying value of $120 million. As of December 21, 2009, a 1 percent ownership interest in DFM is valued at approximately $39 million.

NASDAQ OMX determined on December 16, 2009 that there is a pre-tax, non-cash impairment charge currently estimated at $81 million relating to its equity method investment in NASDAQ Dubai, subject to confirmation by a third-party valuation. NASDAQ OMX does not expect that this impairment charge will result in material future cash expenditures. When the transaction described above is completed, NASDAQ OMX may record a gain or a loss based on the then-current market price of DFM shares and then-current carrying value of NASDAQ OMX’s NASDAQ Dubai investment.

Cautionary Note Regarding Forward-Looking Statements

The matters described herein may contain forward-looking statements that are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements about the change in NASDAQ OMX’s investment in NASDAQ Dubai and the impairment charge relating thereto. We caution that these statements are not guarantees of future performance. Actual results may differ materially from those expressed or implied in the forward-looking statements. Forward-looking statements involve a number of risks, uncertainties or other factors beyond NASDAQ OMX’s control. These factors include, but are not limited to, factors detailed in NASDAQ OMX’s annual report on Form 10-K, and periodic reports filed with the U.S. Securities and Exchange Commission. We undertake no obligation to release any revisions to any forward-looking statements.

Item 8.01.	Other Information.

On December 22, 2009, The NASDAQ OMX Group, Inc. issued a press release announcing its participation in the realignment of ownership of Dubai’s financial exchanges. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
99.1	Press Release dated December 22, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 22, 2009	The NASDAQ OMX Group, Inc.

	By:	/S/ ADENA T. FRIEDMAN
Adena T. Friedman
Executive Vice President and Chief Financial Officer